Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 27, 2023 with respect to the consolidated financial statements of American Battery Technology Company as of June 30, 2023, and for the year ended June 30, 2023, included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We were dismissed as Company’s auditors on January 4, 2024.

/s/ Marcum llp

Marcum llp

Costa Mesa, CA

May 30, 2025